CEC ANNOUNCES 3Q18 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR THIRD QUARTER AND YEAR TO DATE 2018

University Group total enrollments grew 5.8% primarily driven by new enrollment growth of 39.0% for the quarter

Schaumburg, Ill. (November 1, 2018) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the third quarter and year to date ended September 30, 2018.

THIRD QUARTER 2018 RESULTS

Total Company	•	Operating income of $19.3 million as compared to $4.5 million in the prior year quarter
	•	Net income of $14.9 million or $0.21 per diluted share
	•	Adjusted diluted earnings per share of $0.25
(see GAAP to non-GAAP reconciliation attached to this press release for further details)
	•	Ended the quarter with $193.0 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

University Group and Corporate	•	Revenue of $145.6 million as compared to $141.5 million in the prior year quarter
	•	Operating income of $23.0 million as compared to $23.6 million in the prior year quarter
	•	Excluding severance charges of $1.9 million recorded in the current quarter, operating income increased compared to the prior year quarter

University Group Key Metrics	•	CTU’s new student enrollments increased 9.0 percent versus the prior year quarter
	•	AIU’s new student enrollments increased 96.8 percent primarily driven by the academic calendar redesign as well as solid execution at our admissions and advising centers
	•	On an aggregate basis, total student enrollments increased 5.8 percent versus the prior year quarter end

Teach-Outs	•	Operating loss of $3.7 million as compared to $19.1 million in the prior year quarter, with the improvement primarily driven by the substantial completion of teach-outs
	•	Two campuses with approximately ten students remain as of September 30, 2018, and these campus teach-outs are expected to be complete by the end of 2018

YEAR TO DATE 2018 HIGHLIGHTS

•	Total company operating income of $51.1 million as compared to $23.4 million in the prior year to date, with the improvement primarily driven by the substantial completion of teach-outs

•	University Group revenue increased 1.9 percent or $8.0 million as compared to the prior year to date, driven by total enrollment growth at both AIU and CTU

•	University Group new student enrollments increased 6.6 percent as compared to the prior year to date

“University Group student enrollments continue to experience growth that we believe is primarily driven by organic investments aimed at improving student onboarding and learning experiences and improved execution within our operating processes,” said Todd Nelson, President and Chief Executive Officer. “Momentum within the student inquiry and application process remains encouraging and our ongoing investments in technology and student-serving operations are working well to serve the demand we are experiencing.”

CEC ANNOUNCES 3Q18 RESULTS …PG 2

REVENUE

For the quarter and year to date ended September 30, 2018, total revenue was $145.7 million and $435.8 million representing an increase of 0.5 percent and a decrease of 3.9 percent, respectively, compared to total revenue of $145.0 million and $453.3 million for the prior year quarter and year to date ended September 30, 2017, respectively. The decrease for the current year to date was driven by declining revenues within our teach-out campuses. As of September 30, 2018, there are two campuses remaining which are expected to complete their teach-outs during the fourth quarter of 2018.

Total revenue for the University Group was $145.6 million and $435.2 million representing an increase of 2.9 percent and 1.9 percent, respectively, for the quarter and year to date ended September 30, 2018 as compared to the prior year periods.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	$93,115	$91,319	2.0%	$280,988	$276,558	1.6%
AIU	52,504	50,150	4.7%	154,204	150,618	2.4%
Total University Group	145,619	141,469	2.9%	435,192	427,176	1.9%
Corporate and Other	—	—	NM	—	—	NM
Subtotal	145,619	141,469	2.9%	435,192	427,176	1.9%
All Other Campuses (1)	71	3,517	NM	599	26,141	NM
Total	$145,690	$144,986	0.5%	$435,791	$453,317	-3.9%

(1)

Campuses included in All Other Campuses are in the process of being taught out or have completed their teach-out as of September 30, 2018. Previously, these campuses were reported within two segments, the former Transitional Group and Culinary Arts segments.

CEC ANNOUNCES 3Q18 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

Total student enrollments grew 5.8 percent for the University Group, on an aggregate basis, as of September 30, 2018 as compared to the prior year driven by new student enrollment growth. For the third quarter and year to date 2018, new student enrollments for the University Group increased 39.0 percent and 6.6 percent, respectively, as compared to the prior year periods.

CTU’s new student enrollments increased 9.0 percent and 6.6 percent for the current quarter and year to date, respectively, as compared to the prior year periods. AIU’s new student enrollments increased 96.8 percent and 6.6 percent for the current quarter and year to date, respectively, as compared to the prior year periods. The increase in AIU’s new student enrollments for the current quarter was primarily driven by the timing impacts of the academic calendar redesign.  Both AIU and CTU’s student enrollment increases were positively impacted by improved execution within our operating processes and investments at our admissions and advising centers in Arizona and Illinois.

	As of September 30,
Total Student Enrollments	2018	2017	Increase (Decrease)
CTU	22,200	21,600	2.8%
AIU	12,400	11,100	11.7%
Total University Group	34,600	32,700	5.8%
All Other Campuses (1)	10	200	NM
Total	34,610	32,900	5.2%

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
New Student Enrollments	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	6,520	5,980	9.0%	17,240	16,170	6.6%
AIU	6,100	3,100	96.8%	11,750	11,020	6.6%
Total University Group	12,620	9,080	39.0%	28,990	27,190	6.6%
(1)	All Other Campuses no longer enroll new students.

CEC ANNOUNCES 3Q18 RESULTS …PG 4

OPERATING INCOME (LOSS)

For the quarter and year to date ended September 30, 2018, the Company recorded operating income of $19.3 million and $51.1 million, respectively, compared to operating income of $4.5 million and $23.4 million for the quarter and year to date ended September 30, 2017, respectively. The improvement in operating income performance is primarily driven by substantial completion of the campus teach-outs.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
CTU	$26,261	$27,565	-4.7%	$80,562	$78,649	2.4%
AIU	1,070	2,256	-52.6%	3,621	7,987	-54.7%
Total University Group	27,331	29,821	-8.3%	84,183	86,636	-2.8%
Corporate and Other	(4,362)	(6,199)	29.6%	(10,904)	(16,595)	34.3%
Subtotal	22,969	23,622	-2.8%	73,279	70,041	4.6%
All Other Campuses	(3,686)	(19,083)	NM	(22,164)	(46,617)	NM
Total	$19,283	$4,539	324.8%	$51,115	$23,424	118.2%

CEC ANNOUNCES 3Q18 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

As shown in the table below, adjusted operating income for the total company was $25.8 million and $75.4 million for the quarter and year to date ended September 30, 2018, respectively, as compared to $15.5 million and $46.0 million in the respective prior year periods.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income	2018	2017	2018	2017
Total Company:
Operating income	$19,283	$4,539	$51,115	$23,424
Depreciation and amortization	2,364	3,582	7,049	11,368
Unused space charges (1)	2,114	7,347	5,774	11,158
Severance and related costs (2)	1,898	-	1,898	-
Significant legal settlements	134	-	9,595	-
Adjusted Operating Income -- Total Company	$25,793	$15,468	$75,431	$45,950

Increase (Decrease)	66.8%		64.2%

(1)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. As early lease terminations or subleases occur, or as assumptions are otherwise adjusted, these unused space charges are increased or decreased. These adjustments are also included in the amounts presented.

(2)

Severance and related costs include charges related to significant restructuring actions. These restructuring actions are non-recurring charges and are not considered part of ongoing operating results.

CEC ANNOUNCES 3Q18 RESULTS …PG 6

NET INCOME AND EARNINGS PER SHARE

For the quarter and year to date ended September 30, 2018, the Company recorded net income of $14.9 million and $41.1 million, respectively, compared to net income of $3.0 million and $12.5 million for the quarter and year to date ended September 30, 2017, respectively.

The Company recorded diluted earnings per share (“EPS”) of $0.21 and $0.58 for the quarter and year to date ended September 30, 2018, respectively, as compared to $0.04 and $0.18 for the prior year quarter and year to date, respectively. Adjusted diluted earnings per share was $0.25 and $0.76 for the quarter and year to date ended September 30, 2018, respectively, as compared to $0.10 and $0.28 for the prior year quarter and year to date, respectively.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Earnings Per Share	2018	2017	2018	2017

Earnings Per Share- Diluted	$0.21	$0.04	$0.58	$0.18

NON-GAAP DILUTED EPS ADJUSTMENTS
Unused space charges (1)	0.02	0.06	0.06	0.10
Severance and related costs (1)	0.02	-	0.02	-
Significant legal settlements (1)	0.00	-	0.10	-
Total Adjustments (1)	$0.04	$0.06	$0.18	$0.10

Adjusted Diluted Earnings Per Share (NON-GAAP)	$0.25	$0.10	$0.76	$0.28

(1)	Adjustments include a tax effect of 25% and 39% for each of the periods ending in 2018 and 2017, respectively, based on a normalized federal and state income tax rate.

BALANCE SHEET AND CASH FLOW

Net cash provided by operating activities was $3.5 million and $5.1 million for the quarters ended September 30, 2018 and 2017, respectively. For the year to date ended September 30, 2018, net cash flows provided by operating activities was $18.3 million as compared to net cash used of $29.1 million for the year to date ended September 30, 2017.  The current quarter and year to date cash flow includes significant legal settlement payments of $13.1 million and $17.1 million, respectively, as compared to $32.0 million in the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
Net cash provided by (used in) operating activities	$3,541	$5,139	-31.1%	$18,295	$(29,107)	162.9%
Capital expenditures	$1,215	$1,280	-5.1%	$3,952	$3,426	15.4%

As of September 30, 2018 and December 31, 2017, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $193.0 million and $180.1 million, respectively.

CEC ANNOUNCES 3Q18 RESULTS …PG 7

OUTLOOK

The Company currently expects the following results, subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income (loss) attached to this press release for further details):

Financial Outlook:

•	Full year 2018 - total company:
o	Operating income in the range of $71.0 million to $76.0 million
o	Adjusted operating income in the range of $101.0 million to $106.0 million
•	Fourth quarter 2018 - total company:
o	Operating income in the range of $19.9 million to $24.9 million
o	Adjusted operating income in the range of $25.6 million to $30.6 million
•	Year end 2018 cash, cash equivalents, restricted cash and short-term investments (“cash balances”) to be in the range of $215 million to $220 million.
•	Operating income and adjusted operating income and ending cash balances for the total company to grow in 2019 as compared to 2018.

University Group Outlook:

•	CTU:
o	New student enrollments for the fourth quarter of 2018 are expected to grow as compared to the prior year quarter.

•	AIU:
o

Primarily driven by the academic calendar redesign, new student enrollments at AIU are expected to significantly decline in the fourth quarter of 2018 followed by significant growth in the first quarter of 2019, which will more than offset the decline in the fourth quarter of 2018.

o	Fourth quarter and full year revenue growth for 2018.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, may not follow the same trends stated in the outlook above because of adjustments made for unused space charges that represent the present value of future remaining lease obligations for vacated space less an estimated amount for sublease income and subsequent adjustments as well as depreciation, amortization, asset impairment charges, severance and related costs as a result of significant restructuring actions and significant legal settlements. The operating income and adjusted operating income, enrollment, revenue and cash outlook provided above for 2018 and 2019 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs continues to trend in line with recent experiences, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) achievement of anticipated recovery rates for our real estate obligations in line with our current expectations, (iv) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” and gainful employment regulations and any modifications thereto, and (v) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that may be undertaken in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 3Q18 RESULTS …PG 8

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, November 1, 2018 at 5:30 p.m. Eastern time to discuss its third quarter and year to date 2018 results. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of University Group campus locations and web links to these institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “outlook,” “trend” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently issued “borrower defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; our ability to successfully defend litigation and other claims brought against us; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers to achieve anticipated operating performance; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent filings with the Securities and Exchange Commission.

###

CEC ANNOUNCES 3Q18 RESULTS …PG 9

CONTACT

Investors:

Alpha IR Group

Chris Hodges or Sam Gibbons

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$32,029	$18,110
Restricted cash	337	789
Restricted short-term investments	4,320	5,070
Short-term investments	156,336	156,178
Total cash and cash equivalents, restricted cash and short-term investments	193,022	180,147

Student receivables, net	34,043	18,875
Receivables, other, net	2,445	1,163
Prepaid expenses	8,515	7,722
Inventories	894	1,112
Other current assets	1,122	1,319
Assets of discontinued operations	66	382
Total current assets	240,107	210,720

NON-CURRENT ASSETS:
Property and equipment, net	29,977	33,230
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	2,230	2,548
Deferred income tax assets, net	86,910	98,084
Other assets	5,277	5,673
Assets of discontinued operations	1,596	1,585
TOTAL ASSETS	$461,353	$447,096

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,646	$8,515
Accrued expenses:
Payroll and related benefits	23,953	32,910
Advertising and production costs	11,733	9,245
Income taxes	2,062	2,185
Other	16,222	31,233
Deferred revenue	22,988	22,897
Liabilities of discontinued operations	2,013	5,701
Total current liabilities	91,617	112,686

NON-CURRENT LIABILITIES:
Deferred rent obligations	14,205	15,277
Other liabilities	15,884	22,143
Liabilities of discontinued operations	-	785
Total non-current liabilities	30,089	38,205

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	852	843
Additional paid-in capital	626,751	621,008
Accumulated other comprehensive loss	(271)	(164)
Accumulated deficit	(67,017)	(108,127)
Treasury stock	(220,668)	(217,355)
Total stockholders' equity	339,647	296,205
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$461,353	$447,096

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2018	% of Total Revenue	2017	% of Total Revenue
REVENUE:
Tuition and fees	$144,882	99.4%	$144,408	99.6%
Other	808	0.6%	578	0.4%
Total revenue	145,690		144,986
OPERATING EXPENSES:
Educational services and facilities	27,201	18.7%	37,788	26.1%
General and administrative	96,842	66.5%	99,077	68.3%
Depreciation and amortization	2,364	1.6%	3,582	2.5%
Total operating expenses	126,407	86.8%	140,447	96.9%
Operating income	19,283	13.2%	4,539	3.1%
OTHER INCOME:
Interest income	950	0.7%	474	0.3%
Interest expense	(108)	-0.1%	(114)	-0.1%
Miscellaneous income	32	0.0%	196	0.1%
Total other income	874	0.6%	556	0.4%
PRETAX INCOME	20,157	13.8%	5,095	3.5%
Provision for income taxes	5,089	3.5%	1,597	1.1%

INCOME FROM CONTINUING OPERATIONS	15,068	10.3%	3,498	2.4%
Loss from discontinued operations, net of tax	(211)	-0.1%	(476)	-0.3%
NET INCOME	14,857	10.2%	3,022	2.1%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(21)		105
Unrealized gain on investments	106		-
Total other comprehensive income	85		105
COMPREHENSIVE INCOME	$14,942		$3,127

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.21		$0.05
Loss from discontinued operations	-		(0.01)
Net income per share	$0.21		$0.04

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.21		$0.05
Loss from discontinued operations	-		(0.01)
Net income per share	$0.21		$0.04
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,737		69,082
Diluted	71,790		70,865

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2018	% of Total Revenue	2017	% of Total Revenue
REVENUE:
Tuition and fees	$433,736	99.5%	$451,292	99.6%
Other	2,055	0.5%	2,025	0.4%
Total revenue	435,791		453,317
OPERATING EXPENSES:
Educational services and facilities	84,437	19.4%	114,367	25.2%
General and administrative	293,190	67.3%	304,158	67.1%
Depreciation and amortization	7,049	1.6%	11,368	2.5%
Total operating expenses	384,676	88.3%	429,893	94.8%
Operating income	51,115	11.7%	23,424	5.2%
OTHER INCOME:
Interest income	2,326	0.5%	1,328	0.3%
Interest expense	(323)	-0.1%	(340)	-0.1%
Miscellaneous income	225	0.1%	489	0.1%
Total other income	2,228	0.5%	1,477	0.3%
PRETAX INCOME	53,343	12.2%	24,901	5.5%
Provision for income taxes	11,527	2.6%	11,143	2.5%

INCOME FROM CONTINUING OPERATIONS	41,816	9.6%	13,758	3.0%
Loss from discontinued operations, net of tax	(706)	-0.2%	(1,273)	-0.3%
NET INCOME	41,110	9.4%	12,485	2.8%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(103)		368
Unrealized (loss) gain on investments	(4)		34
Total other comprehensive (loss) income	(107)		402
COMPREHENSIVE INCOME	$41,003		$12,887

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.60		$0.20
Loss from discontinued operations	(0.01)		(0.02)
Net income per share	$0.59		$0.18

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.59		$0.20
Loss from discontinued operations	(0.01)		(0.02)
Net income per share	$0.58		$0.18

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,542		68,897
Diluted	71,425		70,660

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For The Year to Date Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$41,110	$12,485
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	7,049	11,368
Bad debt expense	21,579	21,516
Compensation expense related to share-based awards	4,143	3,616
Deferred income taxes	11,174	10,282
Changes in operating assets and liabilities:	(66,760)	(88,374)
Net cash provided by (used in) operating activities	18,295	(29,107)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(190,726)	(202,050)
Sales of available-for-sale investments	191,555	199,340
Purchases of property and equipment	(3,952)	(3,426)
Net cash used in investing activities	(3,123)	(6,136)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,608	2,548
Payments of employee tax associated with stock compensation	(3,313)	(1,170)
Net cash (used in) provided by financing activities	(1,705)	1,378

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	-	48

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	13,467	(33,817)
CASH AND CASH EQUIVALENTS, beginning of the period	18,899	50,882
CASH AND CASH EQUIVALENTS, end of the period	$32,366	$17,065

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2018	2017
REVENUE:
CTU	$93,115	$91,319
AIU	52,504	50,150
Total University Group	145,619	141,469
Corporate and Other	-	-
Subtotal	145,619	141,469
All Other Campuses	71	3,517
Total	$145,690	$144,986

OPERATING INCOME (LOSS):
CTU	$26,261	$27,565
AIU	1,070	2,256
Total University Group	27,331	29,821
Corporate and Other	(4,362)	(6,199)
Subtotal	22,969	23,622
All Other Campuses	(3,686)	(19,083)
Total	$19,283	$4,539

OPERATING MARGIN (LOSS):
CTU	28.2%	30.2%
AIU	2.0%	4.5%
Total University Group	18.8%	21.1%
Corporate and Other	NM	NM
Subtotal	15.8%	16.7%
All Other Campuses	NM	NM
Total	13.2%	3.1%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2018	2017
REVENUE:
CTU	$280,988	$276,558
AIU	154,204	150,618
Total University Group	435,192	427,176
Corporate and Other	-	-
Subtotal	435,192	427,176
All Other Campuses	599	26,141
Total	$435,791	$453,317

OPERATING INCOME (LOSS):
CTU	$80,562	$78,649
AIU	3,621	7,987
Total University Group	84,183	86,636
Corporate and Other	(10,904)	(16,595)
Subtotal	73,279	70,041
All Other Campuses	(22,164)	(46,617)
Total	$51,115	$23,424

OPERATING MARGIN (LOSS):
CTU	28.7%	28.4%
AIU	2.3%	5.3%
Total University Group	19.3%	20.3%
Corporate and Other	NM	NM
Subtotal	16.8%	16.4%
All Other Campuses	NM	NM
Total	11.7%	5.2%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income (Loss)	2018	2017	2018	2017
University Group and Corporate:
Operating income (2) (3)	$22,969	$23,622	$73,279	$70,041
Depreciation and amortization (3)	2,364	2,605	6,916	7,695
Unused space charges (3)(4)	16	-	1,229	-
Severance and related costs (3)(5)	1,898	-	1,898	-
Adjusted Operating Income -- University Group and Corporate (6)	$27,247	$26,227	$83,322	$77,736

All Other Campuses:
Operating loss (2) (7)	$(3,686)	$(19,083)	$(22,164)	$(46,617)
Depreciation and amortization (7)	-	977	133	3,673
Unused space charges (4) (7)	2,098	7,347	4,545	11,158
Significant legal settlements (7)	134	-	9,595	-
Adjusted Operating Loss -- All Other Campuses (6)	$(1,454)	$(10,759)	$(7,891)	$(31,786)

Total Company
Operating income	$19,283	$4,539	$51,115	$23,424
Depreciation and amortization	2,364	3,582	7,049	11,368
Unused space charges (4)	2,114	7,347	5,774	11,158
Severance and related costs (5)	1,898	-	1,898	-
Significant legal settlements	134	-	9,595	-
Adjusted Operating Income-- Total Company	$25,793	$15,468	$75,431	$45,950

	For the Quarter Ended December 31,		For the Year to Date Ended December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2018	2017	2018	2017
Total Company
Operating income	$19.9M - $24.9M	$10.7M	$71.0M - $76.0M	$34.1M
Depreciation and amortization	~2.5	2.6	~9.5	14.0
Unused space charges (4)	~3.2	1.1	~9.0	12.2
Severance and related costs (5)	-	-	1.9	-
Significant legal settlements	-	6.5	9.6	6.5
Adjusted Operating Income -- Total Company	$25.6M - $30.6M	$20.9M	$101M - $106M	$66.8M

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Earnings Per Share	2018	2017	2018	2017

Earnings Per Share- Diluted	$0.21	$0.04	$0.58	$0.18

NON-GAAP DILUTED EPS ADJUSTMENTS
Unused space charges (8)	0.02	0.06	0.06	0.10
Severance and related costs (8)	0.02	-	0.02	-
Significant legal settlements (8)	0.00	-	0.10	-
Total Adjustments (8)	$0.04	$0.06	$0.18	$0.10

Adjusted Diluted Earnings Per Share (NON-GAAP)	$0.25	$0.10	$0.76	$0.28

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income (loss) and adjusted diluted earnings per share allows it to analyze and assess its ongoing operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal reserves. In evaluating adjusted operating income (loss) and adjusted diluted earnings per share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income (loss) and adjusted diluted earnings per share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income (loss) and adjusted diluted earnings per share has limitations as an analytical tool, and it should not be considered in isolation, or as a substitute for net income (loss), operating income (loss), diluted earnings per share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)

Operating income for the University Group and Corporate and operating loss for All Other Campuses make up the components of operating income. A reconciliation of these components for the quarters and years to date ended September 30, 2018 and 2017 is presented below:

	For The Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2018	2017	2018	2017
Operating income for University Group and Corporate	$22,969	$23,622	$73,279	$70,041
Operating loss for All Other Campuses	(3,686)	(19,083)	(22,164)	(46,617)
Operating income	$19,283	$4,539	$51,115	$23,424
(3)	Amounts relate to the University Group and Corporate.
(4)

Unused space charges represent the net present value of remaining lease obligations for vacated space less an estimated amount for sublease income. These charges relate to exited leased space and therefore are not considered representative of ongoing operations. As early lease terminations or subleases occur, or as assumptions are otherwise adjusted, these unused space charges are increased or decreased. These adjustments are also included in the amounts presented.

(5)

Severance and related costs includes charges related to significant restructuring actions. These restructuring actions are non-recurring charges and are not considered part of ongoing operating results.

(6)

Management assesses results of operations for the University Group and Corporate separately from All Other Campuses. Because All Other Campuses have been announced for teach-out or have been taught out, management views these operations as not reflective of the ongoing business. As a result, management views adjusted operating income from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions.

(7)	Amounts relate to All Other Campuses.
(8)	Adjustments include a tax effect of 25% and 39% for each of the periods ending in 2018 and 2017, respectively, based on a normalized federal and state income tax rate.